Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "First Amendment") is made as of the 18th day of October, 2007, by and between FORTUNE INDUSTRIES, INC. ("Borrower"); FIFTH THIRD BANK (FORMERLY KNOWN AS FIFTH THIRD BANK (CENTRAL INDIANA)) ("Bank"); and FIRST INDIANA BANK, N.A., as a Participant under that certain Participation Agreement made as of August 31, 2006, (including its successors and assigns, "First Indiana");

WITNESSETH:

WHEREAS, as of August 31, 2006, the parties hereto entered into a certain Loan and Security Agreement (the "Agreement");

WHEREAS, the parties desire to amend the Agreement to, among other things, add certain personal guarantors; add certain new covenants, terms and conditions; and modify certain covenants, terms and conditions, all subject to the terms contained herein;

WHEREAS, as of the quarters ending February 28, 2007 and May 31, 2007, Borrower was not in compliance with:

(a)	Section 3.7 (Event of Default) of the Agreement,
(b)	Section 3.8 (Adverse Changes) of the Agreement,
(c)	Section 7.7 (Financial Statements) of the Agreement,
(d)	Section 7.9 (Event of Default) of the Agreement,
(e)	Section 7.11 (Adverse Circumstances) of the Agreement,
(f)	Section 7.18 (Complete Information) of the Agreement,
(g)	Section 8.3 (Investments) of the Agreement,
(h)	Section 8.5 (Issuance of Stock) of the Agreement,
(i)	Section 8.9 (Acquisitions) of the Agreement,
(j)	Section 9.7 (Financial Statements) of the Agreement,
(k)	Section 9.12 (Brokerage Account) of the Agreement,
(l)	Section 9.16 (Notice of Default) of the Agreement,
(m)	Section 10.1 (Senior Funded Debt to EBITDA Ratio) of the Agreement,
(n)	Section 10.2 (Tangible Net Worth) of the Agreement, and Section 10.4
(o)	(Fixed Charge Coverage Ratio) of the Agreement.

Such noncompliance by the Borrower constitute Events of Default under the Agreement. The foregoing Events of Default, as of the quarters ending February 28, 2007 and May 31, 2007, under Sections 3.7, 3.8, 7.7, 7.9, 7.11, 7.18, 8.3, 8.5, 8.9, 9.7, 9.12, 9.16, 10.1, 10.2 and 10.4 of the Agreement are collectively referred to herein as the "Existing Defaults"; and

Now, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

PART I. AMENDATORY PROVISIONS

ARTICLE 1 DEFINITIONS.

Section 1.1 Defined Terms. Section 1.1 of the Agreement is hereby amended by deleting the definition for "Tangible Net Worth"; substituting the following definitions of "Amortization", "Borrowing Base Certificate", "Fixed Asset Value", "Interest Rate Agreements", "Loan Rate", "Obligations", "Revolving Loan Guarantor", "Revolving Note" and "Term Loan Guarantor" in lieu of the like existing definitions; and adding definitions for "Funded Debt", "Guarantees", "Landlord Consent and Waiver", "Net Worth", "Revolving Loan Guaranty", "Term Loan Guaranty", "Total Capitalization", "Trust Funds", and "Trust" as follows:

"Amortization" shall mean the total amount added to amortization expense, as reflected on the Borrower's Financial Statements and determined in accordance with GAAP.

"Borrowing Base Certificate" shall mean a certificate duly executed by an officer or duly authorized representative of the Borrower completed and in substantially the form of Exhibit A hereto.

"Fixed Asset Value" shall mean the sum of (i) Three Million Five Hundred Thousand Dollars and No Cents ($3,500,000.00) minus (ii) the product of (A) Five Hundred Thousand Dollars and No Cents ($500,000.00) times (B) the number equal to the number of complete calendar years that have passed since the date hereof; provided, however, that the Fixed Asset Value shall not be less than zero.

"Funded Debt' of a Person means such Person's (a) obligations for borrowed money; (b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), including, without limitation, payment obligations under non-compete agreements; (c) obligations, whether or not assumed, secured by any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property owned by the subject Person or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person; (d) obligations which are evidenced by notes, acceptances, or other instruments; (e) Capital Lease obligations; (f) indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services, the payment or collection of which the subject Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the subject Person is liable, contingently or otherwise, including, without limitation, liability by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss; and (g) reimbursement or other obligations in connection with letters of credit.

"Interest Rate Agreements" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and the Bank or Affiliate thereof (or any other financial institution upon terms acceptable to Bank and accompanied by an appropriate intercreditor agreement as may be required, in form and substance satisfactory to Bank, acting reasonably), which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

"Guarantees" shall mean collectively, the Revolving Loan Guaranty and the Term Loan Guaranty.

"Landlord Consent and Waiver" shall have the meaning set forth in Section 3.1.

"Loan Rate" shall mean (a) the LIBOR Rate plus two percent (2.00%) or (b) if Borrower maintains a Fixed Charge Coverage Ratio of at least 1.15 to 1.00 for four (4) consecutive fiscal quarters, tested at the end of each fiscal quarter, then the LIBOR Rate plus one and three-quarters percent (1.75%); provided,however, that upon the Borrower attaining a Fixed Charge Coverage Ratio at the end of any fiscal quarter of less than 1.15 to 1.00, then the Loan Rate automatically reverts back to the LIBOR Rate plus two percent (2.00%).

"Net Worth" shall mean, at a particular date, all amounts which would be included under equity for any Person determined in accordance with GAAP.

"Obligations" shall mean the Loans, as evidenced by the Notes, all interest accrued thereon, any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of the Borrower and its Subsidiaries (and of any partnership in which the Borrower or any of its Subsidiaries is or may be a partner) to the Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, including, but not limited to, (i) any Interest Rate Agreements; (ii) any other documents, agreements, instruments, letters of credit, and/or credit agreements under which the Borrower and/or any Subsidiary are or will be in the future obligated or liable to the Bank; and (iii) any other present or future documents, agreements, instruments, letters of credit, and/or credit agreements evidencing any of the Obligations.

"Revolving Loan Guarantor" shall mean collectively or individually, as applicable, each Subsidiary, Carter M. Fortune, John F. Fisbeck and the Trust.

"Revolving Loan Guaranty" shall mean collectively or individually, as applicable, the guaranty of each Subsidiary, Carter M. Fortune, John F. Fisbeck and the Trust with respect to the Revolving Loan.

"Revolving Note" shall have the meaning set forth in Section 4.1 hereof.

"Tangible Net Worth" the definition of Tangible Net Worth is amended by deleting the definition in its entirety.

"Term Loan Guarantor" shall mean collectively or individually, as applicable, Carter M. Fortune, John F. Fisbeck and the Trust.

"Term Loan Guaranty" shall mean collectively or individually, as applicable, the guaranty of Carter M. Fortune, John F. Fisbeck and the Trust with respect to the Term Loan.

"Total Capitalization" shall mean at any time the sum of Funded Debt and Net Worth, each calculated at such time.

"Trust" shall mean The Carter M. Fortune Living Trust dated May 4, 2006; Carter M. Fortune Living Trust dated May 4, 2006; or Carter M. Fortune, Trustee of the Carter M. Fortune Living Trust dated May 4, 2006, and any amendments thereto.

"Trust Funds" shall mean all monies specifically owned, designated or earmarked by any customer of the Borrower and/or any customer of a Subsidiary, pursuant to a contract, as employee wages, employee benefits (including, but not limited to, health insurance, workers compensation insurance and retirement funds) and/or payroll taxes to be held by the Borrower or a Subsidiary in the Deposit Accounts listed in Section 6.1 herein prior to being disbursed to the respective employees, governmental agency and/or third party.

Section 1.4    Other Definitional Provisions; Construction. The Agreement is hereby amended by substituting the following new Section 1.4 in lieu of the existing Section 1.4:

Section 1.4 Other Definitional Provisions: Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 13.3 hereof. References in this Agreement to any party shall include such party's successors and permitted assigns. References to any "Section" shall be a reference to such Section of this Agreement unless otherwise stated. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

Article 2 COMMITMENT OF THE BANK.

Section 2.1 Revolving Loans. The Agreement is hereby amended by substituting the following new Sections 2.1(a), 2.1(c)(i) and 2.1(c)(ii) in lieu of the existing Sections 2.1(a), 2.1(c)(i) and 2.1(c)(ii):

(a)    Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as the Borrower may from time to time request until, but not including, the Revolving Loan Maturity Date, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including, the Revolving Loan Maturity Date unless the Revolving Loans are otherwise terminated or extended as provided in this Agreement. The Revolving Loans shall be used for general working capital purposes of the Borrower.

(c)           Revolving Loan Principal Repayments.

(i)          Mandatory Principal Repayments. All Revolving Loans hereunder shall be repaid by the Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceed the Revolving Loan Availability, the Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess.

(ii)          Optional Prepayments. The Borrower may from time to time prepay the Revolving Loans, in whole or in part, without any prepayment penalty other than those set forth herein. If, for any reason, a Revolving Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a Revolving Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all reasonable costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of a Revolving Loan on a date other than the last Business Day of the applicable Interest Period, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the Revolving Loan had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such Revolving Loan. The amount of any such loss or expense payable by the Borrower to the Bank under this section shall be determined in the Bank's reasonable discretion based upon the assumption that the Bank funded its loan commitment for Revolving Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a Revolving Loan at the Loan Rate.

Section 2.2 Term Loan. The Agreement is hereby amended by substituting the following new Section 2.2(b) in lieu of the existing Section 2.2(b):

(b) Term Loan Interest and Payments. Except as otherwise provided in this Section 2.2(b), the principal amount of the Term Loan outstanding from time to time shall bear interest at the Loan Rate. Principal and accrued and unpaid interest on the unpaid principal balance of the Term Loan outstanding from time to time, shall be due and payable monthly, in arrears, commencing on October 5, 2006 and continuing on the fifth (5th) day of each calendar month thereafter, in equal monthly principal installments of One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars and No Cents ($166,667.00), together with an additional amount representing accrued interest as set forth above, beginning on October 5, 2006, and continuing on the fifth (5th) day of each month thereafter, with a final payment of all outstanding principal and accrued interest due on the Term Loan Maturity Date. Principal amounts repaid on the Term Loan Note may not be borrowed again. Any amount of principal or interest on the Term Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

Article 3 CONDITIONS OF BORROWING.

Section 3.1 Loan Documents. The Agreement is hereby amended by substituting the following new Section 3.1 in lieu of the existing Section 3.1:

Section 3.1 Loan Documents. The Borrower shall have failed to execute and deliver to the Bank any of the following loan documents all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution (the loan documents listed below in subparagraphs (a) through (h) together with (i) any other documents, agreements, instruments, letters of credit, and/or credit agreements under which the Borrower and/or any Subsidiary are or will be in the future obligated or liable to the Bank; (ii) any other documents executed in connection with the Loans, including without limitation, any guaranties or security agreements executed by the Guarantors or Borrower's Subsidiaries; and (iii) any other present or future documents, agreements, instruments, letters of credit, and/or credit agreements evidencing any of the Obligations, collectively, the "Loan Documents"):

(a)          Loan Agreement. Two copies of this Agreement duly executed by the Borrower.

(b)          Revolving Note. The Revolving Note duly executed by the Borrower.

(c)          Term Loan Note. The Term Loan Note duly executed by the Borrower.

(d)          Landlord Consent and Waiver. A Landlord Consent and Waiver duly executed by any landlord with respect to any leased real estate of Borrower or its Subsidiaries, in form and substance acceptable to Bank.

(e)          Term Loan Guaranty. The Limited Guaranty duly executed by each Term Loan Guarantor.

(f)          Stock Pledge Agreements. The Stock Pledge Agreements duly executed by the Borrower, Nor-Cote International, Inc., CSM, Inc., James H. Drew Corporation, Century II Staffing, Inc., Fortune Wireless, Inc., and Professional Staff Management, Inc.

(g)          Resolutions. Resolutions of the boards of directors and/or shareholders of the Borrower authorizing the execution of this Agreement and the Loan Documents.

(h)           Additional Documents. Such other certificates, guaranties, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require as well as (i) any other documents, agreements, instruments, letters of credit, and/or credit agreements under which the Borrower and/or any Subsidiary are or will be in the future obligated or liable to the Bank and (ii) any other present or future documents, agreements, instruments, letters of credit, and/or credit agreements evidencing any of the Obligations.

Section 3.12 Conditions to Subsequent Revolving Loans. The Agreement is hereby amended by adding the following new Section 3.12:

Section 3.12 Conditions to Subsequent Revolving Loans. Prior to the making of any Revolving Loan by the Bank:

(a)          No Default. No Event of Default shall have occurred and be continuing.

(b)          Representations and Warranties. Each representation and warranty contained in this Agreement shall be true and correct as of the date of each Revolving Loan, except to the extent any such representation or warranty relates solely to an earlier date and except changes reflecting transactions permitted by this Agreement.

(c)          Legal Matters. All legal matters incident to the making of each Revolving Loan shall be reasonably satisfactory to Bank and its counsel.

(d)          Expenses. Borrower shall have reimbursed Bank for all reasonable legal fees and other reasonable expenses incurred by Bank in connection with the Loans in accordance with this Agreement.

ARTICLE 5 MANNER OF BORROWING.

Article 5    Manner of Borrowing. The Agreement is hereby amended by substituting the following new Article 5 in lieu of the existing Article 5:

Each Revolving Loan shall be made available to the Borrower upon its request, by Carter M. Fortune, John F. Fisbeck, or any other individual authorized in writing by either of them unless such Person's authority to so act has been revoked by the Borrower in writing previously received by the Bank. A request for a Revolving Loan must be received by no later than 11:00 a.m. Indianapolis, Indiana time, on the day it is to be funded. The proceeds of each Revolving Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank.

The Bank is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

ARTICLE 6 SECURITY FOR THE OBLIGATIONS.

Section 6.1       Security for Obligations. The Agreement is hereby amended by substituting the following new Section 6.1(b)(vi) in lieu of the existing Section 6.1(b)(vi):

(vi) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health Care Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles;

The Agreement is hereby amended by adding the following language to the end of Section 6.1:

Notwithstanding anything herein to the contrary, Collateral shall not include any Trust Funds held in the following Deposit Accounts with respect to the following Subsidiaries:

Subsidiary Name	Bank Account Name	Account Number(s)
Century II ASO, Inc.	Century II ASO, Inc.	Fifth Third Bank:
#
Century II ASO, Inc.	Century II ASO, Inc.	Bank of America:
#
Century II Services, Inc.	Century II Services, Inc.	Fifth Third Bank:
#
#
#
Century II Services, Inc.	Century II Services, Inc.	Bank of America:
#
Century II Staffing TN,	Century II Staffing TN,	Fifth Third Bank:
Inc.	Inc.	#
Century II Staffing TN,	Century II Staffing TN,	Bank of America:
Inc.	Inc.	#
Century II Staffing USA,	Century II Staffing USA,	Fifth Third Bank:
Inc.	Inc.	#
Century II Staffing USA,	Century II Staffing USA,	Bank of America:
Inc.	Inc.	#
Employer Solutions	ESG of SLC - Operating	Key Bank:
Group of SLC, Inc.	Account	#
Employer Solutions	ESG of SLC - Payroll	Key Bank:
Group of SLC, Inc.		#

ESG Achievement, Inc.	ESG Achievement, Inc.	Key Bank: #
ESG Administration, Inc.	ESG Administration, Inc.	Key Bank: #
ESG Assistance, Inc.	ESG Assistance, Inc.	Key Bank: #
ESG Consulting, Inc.	ESG Consulting, Inc.	Key Bank: #
ESG Direction, Inc.	ESG Direction, Inc.	Key Bank: #
ESG Entities, Inc.	ESG Entities, Inc.	Key Bank: #
ESG Fulfillment, Inc.	ESG Fulfillment, Inc.	Key Bank: #
ESG Management, Inc.	ESG Management, Inc.	Key Bank: #
ESG Offerings, Inc.	ESG Offerings, Inc.	Key Bank: #
ESG Services, Inc.	ESG Services, Inc.	Key Bank: #
ESG Success, Inc.	ESG Success, Inc.	Key Bank: #
ESG Supervision, Inc.	ESG Supervision, Inc.	Key Bank: #
ESG Insurance, Inc. d/b/a Aspen Cove Insurance, Inc.	Aspen Cove/Neal Dastrup Insurance - Operating	Key Bank: #
Sageland Flagging, Inc. d/b/a Employer Solutions Staffing Group, Inc.	Employer Solutions Staffing Group - General Account	Key Bank: #
Employer Solutions Group of Idaho, Inc.	Employer Solution Group	Key Bank: #
Fortune Staffing, Inc.	Fortune Staffing, Inc.	Fifth Third Bank: #
Fortune Staffing, Inc.	Fortune Staffing, Inc.	Bank of America, NA: #
Precision Employee Management, L.L.C. d/b/a Checkmate Professional Employer	Precision Employee Management d/b/a Checkmate	Chase #

Precision Employee Management, L.L.C. d/b/a Checmate Professional Employer	Precision Employee Mgmt d/b/a Checmate	Wells Fargo #
Pro Staff, Inc.	Pro Staff, Inc.	Fifth Third Bank:
#
Pro Staff, Inc.	Pro Staff, Inc.	JP Morgan Chase:
#
Professional Staff	Professional Staff	Fifth Third Bank:
Management, Inc.	Management, Inc.	#
Professional Staff	Professional Staff	Bank of America, NA:
Management, Inc.	Management, Inc.	#
Professional Staff	Professional Staff	JP Morgan Chase:
Management, Inc.	Management, Inc.	#
#
#
Professional Staff	Professional Staff	Fifth Third Bank:
Management, Inc. II	Management, Inc. II	#
Professional Staff	Professional Staff	JP Morgan Chase:
Management, Inc. II	Management, Inc. II	#
Professional Staff	Professional Staff	Fifth Third Bank:
Management, Inc. Benefit	Management, Inc. Benefit	#
Trust	Trust	#
PSM Financial Services,	PSM Financial Services,	Fifth Third Bank:
LLC	LLC	#

Borrower acknowledges that Bank has a perfected by control security interest in all Deposit Accounts including, but not limited to, the foregoing Deposit Accounts pursuant to either Section 9-104(a)(1) or Section 9-104(a)(2) and Section 9-314(b) of the Uniform Commercial Code. As such, Bank, upon an Event of Default under this First Amendment, the Loan Agreement and/or any of the Loan Documents, shall have the absolute right to enforce its security interests in any Deposit Account deposited with or held by Bank under Part 6 of Article 9 of the Uniform Commercial Code and/or under this First Amendment, the Loan Agreement and/or any of the Loan Documents and to exercise its right of exclusive control under the control agreements entered into with respect to any Deposit Account not deposited with or held by Bank and/or to otherwise exercise its rights under this First Amendment, the Loan Agreement and/or any of the Loan Documents; provided,however, Bank agrees to distribute any Trust Funds with respect to the Deposit Accounts listed in the chart above in accordance with the following procedures. Borrower shall cause each of the foregoing depositor Subsidiaries, immediately upon receipt by such Subsidiary and/or immediately upon being known by such Subsidiary, to provide Bank, in writing, with (i) all required information for Bank to determine that any funds to be distributed are Trust Funds, (ii) all required information for Bank to direct the respective deposit account bank to appropriately distribute such Trust Funds, and (iii) the date, time, manner, recipient, any other or further information to allow Bank to timely and properly distribute any Trust Funds. The foregoing information to be provided to Bank, in writing, shall be sent to Bank via facsimile at (317) 383-2320, Attn: Mr. William Krummen and the Borrower and/or any Subsidiary sending such information shall confirm the Bank's receipt of such information verbally via telephone by contacting Mr. William Krummen at (317) 383-2145. In the event that Borrower or any Subsidiary fails to timely and properly provide the required information and notice to Bank with respect to any aspect of distribution of any Trust Funds, Bank shall incur no liability and Borrower and/or the respective Subsidiary shall completely and fully indemnify Bank and hold Bank harmless for any damages as well as reimburse Bank for any attorneys' fees, costs or expenses incurred as a result of Borrower or any Subsidiary failing to timely and properly provide the required information and notice to Bank with respect to any aspect of distribution of any Trust Funds.

ARTICLE 7 REPRESENTATIONS AND WARRANTIES.

Section 7.7 Financial Statements. The Agreement is hereby amended by substituting the following new Section 7.7 in lieu of the existing Section 7.7:

Section 7.7 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of the Borrower and the results of the operations of the Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by the Borrower to the Bank, there has been no material adverse change in the financial condition or in the assets or liabilities of the Borrower, or any changes except those occurring in the ordinary course of business.

Section 7.16 Bank Accounts. The Agreement is hereby amended by substituting the following new Section 7.16 in lieu of the existing Section 7.16:

Section 7.16 Bank Accounts. All Deposit Accounts and other bank accounts of the Borrower and its Subsidiaries other than those set forth in Schedule 7.16 attached hereto and amended from time to time (the "Other Accounts") are held with the Bank or its affiliates. None of the Other Accounts are the primary account of the Borrower or any Subsidiary other than as set forth in Schedule 7.16.

Section 7.19 Subsidiaries. The Agreement is hereby amended by substituting the following new Section 7.19 in lieu of the existing Section 7.19:

Section 7.19 Subsidiaries. The following is a complete list of all of the Subsidiaries of Borrower:

Century II ASO, Inc.
Century II Services, Inc.
Century II Staffing, Inc.
Century II Staffing TN, Inc.
Century II Staffing USA, Inc.
Commercial Solutions, Inc.
Cornerstone Wireless
Construction Services, Inc.
CSM, Inc.
Employer Solutions Group, Inc.
Employer Solutions Group of Idaho, Inc.
Employer Solutions Group of SLC, Inc.
Employer Solutions Group of Utah, Inc.
Employer Staffing Group, Inc.
ESG Achievement, Inc.
ESG Administration, Inc.
ESG Assistance, Inc.
ESG Consulting, Inc.
ESG Direction, Inc.
ESG Entities, Inc.
ESG Fulfillment, Inc.
ESG Insurance, Inc. d/b/a Aspen Cove Insurance, Inc.
ESG Management, Inc.
ESG Offerings, Inc.
ESG Services, Inc.
ESG Success, Inc.
ESG Supervision, Inc.
Fortune Employer Solutions, Inc.
Fortune Staffing, Inc.
Fortune Strategic Products, Inc.
Fortune Wireless, Inc.
James H Drew Corporation
James H. Westbrook & Associates, LLC
Kingston Sales Corporation Magtech
Services, Inc. Nor-Cote International,
Inc. Nor-Cote International Limited
Nor-Cote International (Mexico), Inc.
Nor-Cote International P'1'E Ltd. Nor-Cote (Malaysia) SDN BHD
Precision Employee Management, L.L.C. d/b/a Checkmate
Pro Staff, Inc.
Professional Staff Management, Inc.
Professional Staff Management, Inc. II
PSM Financial Services, LLC
Sageland Flagging, Inc. d/b/a Employer Solutions Staffing Group, Inc.
Telecom Technology, Corp.
Tennessee Guardrail, Inc.

The Borrower has the following additional Subsidiaries (i) Innovative Telecommunications Consultants, Inc.; (ii) CDG Acquisition Company; (iii) Cornerstone Wireless Services, Incorporated; (iv) Fortune Electric, Inc.; (v) Murphy Development, Ltd.; (vi) StarQuest Wireless, Inc.; (vii) Women of Wrestling, Inc.; (viii) WOW Women of Wrestling Music I, Inc.; (ix) Cornerstone Engineering Services, Inc.; and (x) CW Construction Services, LLC (the "Inactive Subsidiaries"). The Inactive Subsidiaries are not listed above because such Inactive Subsidiaries (a) are no longer operating, (b) do not have any assets, (c) do not have any bank accounts, (d) do not have any employees, (e) do not have a board of directors, (f) do not have any officers and/or (g) have been assumed by certain operating Subsidiaries.

ARTICLE 8 NEGATIVE COVENANTS.

Section 8.7 Bank Accounts. The Agreement is hereby amended by substituting the following new Section 8.7 in lieu of the existing Section 8.7:

Section 8.7 Bank Accounts. The Borrower shall not establish any new Deposit Accounts or other bank accounts, other than bank accounts established at or with the Bank, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

Section 8.9 Acquisitions. The Agreement is hereby amended by substituting the following new Section 8.9 in lieu of the existing Section 8.9:

Section 8.9 Acquisitions. The Borrower shall not make any Acquisitions without the prior written consent of Bank, in Bank's sole discretion, or any other Acquisitions that would cause a default under this Agreement, impair the Collateral or otherwise impair Borrower's financial condition.

Section 8.10 Inactive Subsidiaries. The Agreement is hereby amended by adding the following new Section 8.10:

Section 8.10 Inactive Subsidiaries. Neither the Borrower nor any of the Subsidiaries shall (i) revive any of the Inactive Subsidiaries, (ii) operate any of the Inactive Subsidiaries, (iii) open any bank accounts for any of the Inactive Subsidiaries, (iv) transfer assets to the any of the Inactive Subsidiaries, (v) hire employees for any of the Inactive Subsidiaries, (vi) create a board of directors for any of the Inactive Subsidiaries, (vii) appoint officers for any of the Inactive Subsidiaries, (viii) issue and/or transfer any stock for any of the Inactive Subsidiaries and/or (ix) sell or merge any of the Inactive Subsidiaries without the Bank's express written permission.

ARTICLE 9 AFFIRMATIVE COVENANTS.

Section 9.7 Financial Statements. The Agreement is hereby amended by substituting the following new Section 9.7(e) in lieu of the existing Section 9.7(e):

(e) as soon as available, and in any event, within thirty (30) days following the end of each calendar month, a copy of the brokerage statements for Carter M. Fortune and the Trust showing their holdings of stock in Eli Lilly & Company and/or Belterra Capital Fund LLC in an amount at least equal to Forty Million Dollars ($40,000,000.00); provided,however, that such delivery shall be deemed made with respect to the shares of Eli Lilly & Company held by Bank. The shares of Eli Lilly and Company held by Bank for safekeeping pursuant to Section 10.3 shall be included in meeting this minimum requirement.

Section 9.12 Brokerage Account Section 9.12 of the Agreement is hereby amended by deleting Section 9.12 in its entirety.

Section 9.17 Banking Relationship. The Agreement is hereby amended by substituting the following new Section 9.17 in lieu of the existing Section 9.17:

Section 9.17 Banking Relationship. The Borrower covenants and agrees, within thirty (30) days after the date of this Agreement and at all times thereafter during the term of this Agreement, to maintain all of its Deposit Accounts, other than the Other Accounts, with the Bank. The Borrower further covenants and agrees that none of the Other Accounts will be the primary account of the Borrower or any Subsidiary other than as set forth in Schedule 9.17.

ARTICLE 10 FINANCIAL COVENANTS.

Section 10.1 Senior Funded Debt to EBITDA Ratio. Section 10.1 of the Agreement is hereby amended by deleting Section 10.1 in its entirety.

Section 10.2 Tangible Net Worth. Section 10.2 of the Agreement is hereby amended by deleting Section 10.2 in its entirety.

Section 10.3 Liquidity of Guarantors. Section 10.3 of the Agreement is hereby amended by substituting the following new Section 10.3 in lieu of the existing Section 10.3:

Section 10.3 Liquidity of Guarantors. Carter M. Fortune and/or the Trust shall hold the greater of (i) Forty Million Dollars and No Cents ($40,000,000.00) or (ii) the total amount of Indebtedness personally guaranteed by Carter M. Fortune and by the Trust pursuant to the terms of this First Amendment in unpledged and unencumbered stock in Eli Lilly & Company and/or Belterra Capital Fund LLC, tested as of the end of each calendar month. The Borrower shall cause Bank to be named as an interested third party on                         Account No.           (which account contains Carter M. Fortune's shares of Belterra Capital Fund LLC) and the Borrower shall cause                         to provide monthly account statements directly to Bank with respect to                        Account No.          . Bank will provide copies of such monthly account statements to First Indiana. The Borrower has caused the Trust to transfer a minimum of Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust to the custody of Bank to be physically held by Bank for safekeeping in Indianapolis, Indiana, which Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust will be released from Bank's custody upon Borrower attaining a cumulative EBITDA of at least Three Million Dollars and No Cents ($3,000,000.00), tested at the end of each fiscal quarter, for any two consecutive quarters commencing with the fiscal quarter beginning September 1, 2007, so long as no Event of Default has occurred and is continuing under the Agreement, as amended by this First Amendment; provided,however, in the event that Borrower's cumulative EBITDA subsequently falls below Three Million Dollars and No Cents ($3,000,000.00), tested at the end of each fiscal quarter, for any two consecutive quarters, within forty-five (45) days of such quarter end, Borrower shall cause the Trust to transfer a minimum of Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust to the custody of Bank to be physically held for safekeeping by Bank in Indianapolis, Indiana. The Trust is permitted to direct the payment of any dividends arising from the Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust to Wachovia Bank, N.A. or such other financial institution of its choice. Notwithstanding anything to the contrary herein, while the Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust are in the custody of Bank, the Trust agrees that it will not attempt to remove (by itself or through a third-party) such shares from the Bank's custody and any attempt to remove such shares from the Bank's custody will be an immediate Event of Default hereunder. Further, despite a demand by the Trust or any other authorized person or entity, Bank will not be required to return such shares after the occurrence of any Event of Default, while any Event of Default is continuing, and/or if the foregoing target EBITDA has not been satisfied.

Section 10.4 Fixed Charge Coverage Ratio. Section 10.4 of the Agreement is hereby amended by substituting the following new Section 10.4 in lieu of the existing Section 10.4:

Section 10.4 Fixed Charge Coverage Ratio. The Borrower shall maintain a Fixed Charge Coverage Ratio, tested at the end of each fiscal quarter, not less than as follows:

Quarter ending August 31, 2007:	0.80 to 1.00
Quarter ending November 30, 2007:	1.00 to 1.00
Quarter ending February 28, 2008:	0.80 to 1.00
Quarter ending May 31, 2008:	1.00 to 1.00
Quarter ending August 31, 2008:	1.00 to 1.00
Quarter ending November 30, 2008 and at all times thereafter:	1.15 to 1.00

10.5 .5 Minimum Shareholders' Equity. The Agreement is hereby amended by adding the following new Section 10.5:

Section 10.5 Minimum Shareholder's Equity. The shareholder's equity in the Borrower, as determined in accordance with GAAP, as of May 31, 2007 and at all times thereafter, must be at least Fifteen Million Dollars and No Cents ($15,000,000.00).

Section 10.6 Funded Debt/Total Capitalization Ratio. The Agreement is hereby amended by adding the following new Section 10.6:

Section 10.6 Funded Debt/Total Capitalization Ratio. The Borrower shall maintain a ratio of Funded Debt to Total Capitalization, tested at the end of each fiscal quarter, of not greater than:

Quarter ending August 31, 2007:	0.75 to 1.00
Quarter ending November 30, 2007 and at all times thereafter:	0.70 to 1.00

Section 10.7 Guarantees. The Agreement is hereby amended by adding the following new Section 10.7:

Section 10.7 Guarantees. Upon Borrower attaining a Senior Funded Debt to EBITDA Ratio of 3.00 to 1.00 or less on a rolling four (4) quarter basis, tested at the end of each fiscal quarter, the Guarantees of Carter M. Fortune, John M. Fisbeck and the Trust will be deemed released; provided,however, that upon the Senior Funded Debt to EBITDA Ratio attaining a ratio greater than 3.00 to 1.00, tested at the end of each fiscal quarter, the Guarantees of Carter M. Fortune, John M. Fisbeck and the Trust shall immediately and automatically be revived and shall be reinstated in full force and effect without the need for further execution or consent from any Guarantor.

ARTICLE 11 EVENTS OF DEFAULT.

Section 11.3 Nonperformance. Section 11.3 of the Agreement is hereby amended by substituting the following new Section 11.3 in lieu of the existing Section 11.3:

Section 11.3 Nonperformance. Any material failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement that is not cured within fifteen (15) days of receiving notice thereof; provided,however, any material failure to perform or default of Section 10.3 (Liquidity of Guarantors) will be an immediate default not subject to any cure period or notice period.

ARTICLE 12 REMEDIES.

Section 12.6 Attorney-in-Fact. Section 12.6 of the Agreement is hereby amended by substituting the following new Section 12.6 in lieu of the existing Section 12.6:

Section 12.6 Attorney-in-Fact. The Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as the Borrower's true and lawful proxy and attorney-infact (and agent-in-fact) in the Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing the Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of the Borrower, changing the address of the Borrower to that of the Bank, opening all envelopes addressed to the Borrower and applying any payments contained therein to the Obligations. The Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. The Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

ARTICLE 13 MISCELLANEOUS.

Section 13.16 Notices. Section 13.16 of the Agreement is hereby amended by substituting the following new Section 13.16 in lieu of the existing Section 13.16:

Section 13.16 Notices. Except as otherwise provided herein, the Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, by facsimile, by overnight courier, telegram or delivered in person, and addressed as follows:

If to the Borrower:	Fortune Industries, Inc.
6402 Corporate Drive
Indianapolis, Indiana 46278
Attention: Mr. Carter M. Fortune

with a copy to its Counsel:	Drewry Simmons Vornehm, LLP 8888
Keystone Crossing, Suite 1200
Indianapolis, Indiana 46240
Attention: Mr. Robert Milford, Esq.

If to the Bank:	Fifth Third Bank
251 North Illinois Street, Suite 1200
Indianapolis, Indiana 46204
Attention: Mr. William Krummen

with a copy to its Counsel:	Barnes & Thornburg LLP
11 South Meridian Street
Indianapolis, Indiana 46204
Attention: Mr. Alan K. Mills, Esq.

If to First Indiana:	First Indiana Bank, N.A.
135 North Pennsylvania Street
Indianapolis, Indiana 46204
Attention: Mr. Carl B. Ruthrauff

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 13.20 LIBOR Regulatory Change. Section 13.20 of the Agreement is hereby amended by substituting the following new Section 13.20 in lieu of the existing Section 13.20:

Section 13.20 LIBOR Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the Loans, then the Bank shall promptly notify the Borrower and none of the Loans may be advanced thereafter. In addition, at the Bank's option, the Loans shall be immediately (i) converted from the Loan Rate to an interest rate based on the Prime Rate on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by the Borrower.

Section 13.21 USA Patriot Act. Section 13.21 of the Agreement is hereby amended by substituting the following new Section 13.21 in lieu of the existing Section 13.21:

Section 13.21 USA Patriot Act.IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for the Borrower: When the Borrower opens an account, if the Borrower is an individual, the Bank will ask for the Borrower's name, residential address, date of birth, and other information that will allow the Bank to identify the Borrower, and, if the Borrower is not an individual, the Bank will ask for the Borrower's name, employer identification number, business address, and other information that will allow the Bank to identify the Borrower. The Bank may also ask, if the Borrower is an individual, to see the Borrower's driver's license or other identifying documents, and, if the Borrower is not an individual, to see the Borrower's legal organizational documents or other identifying documents.

PART II. LIMITED WAIVER

Subject to the terms and conditions set forth herein, the Bank hereby waives the Existing Defaults; provided that such waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute an amendment to the Agreement or any other Loan Document or a waiver of any other default, or to prejudice any right, power or remedy which the Bank may now have or may have in the future under or in connection with the Agreement or any other Loan Document (after giving effect to this First Amendment), all of which rights, powers and remedies are hereby expressly reserved by the Bank.

PART III. CONTINUING EFFECT

Except as expressly modified herein:

(a)          all terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this First Amendment; provided,however, in the event of any irreconcilable inconsistency, this First Amendment shall control;

(b)          the representations and warranties contained in the Agreement shall survive this First Amendment in their original form as continuing representations and warranties of Borrower; and

(c)          capitalized terms used in this First Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa) each representation and warranty set forth in the Agreement, as hereby amended, remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb) there currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);

(cc) except as expressly waived in this First Amendment, there has not occurred any default; and

(dd) after giving effect to this First Amendment and any transactions contemplated hereby, no default is or will be occasioned hereby or thereby.

PART IV. CONDITIONS PRECEDENT

Notwithstanding anything contained in this First Amendment to the contrary, Bank shall have no obligation under this First Amendment until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

(a)          Bank shall have received two (2) original copies of each of the following, in form and substance satisfactory to Bank:

(i)           a duly executed copy of this First Amendment in the form prescribed by Bank;

(ii)          a duly executed certificate of the Secretary or any Assistant Secretary of Borrower (i) certifying as to the Resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this First Amendment, and (ii) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws of Borrower or certifying that such Articles of Incorporation and By-Laws have not been amended (except as shown) since the previous delivery thereof to Bank;

(iii)         a Revolving Loan Guaranty, duly executed by Carter M. Fortune in the form prescribed by Bank;

(iv)         a Revolving Loan Guaranty, duly executed by John F. Fisbeck in the form prescribed by Bank;

(v)          a Revolving Loan Guaranty, duly executed by the Trust in the form prescribed by Bank;

(vi)         a Term Loan Guaranty, duly executed by the Trust in a form prescribed by Bank;

(vii)        a duly executed Affidavit of Trust and Trustee's Certificate from the Trust (i) certifying as to the Resolutions of the Trustees of the Trust authorizing the execution, delivery and performance of the Revolving Loan Guaranty and Term Loan Guaranty and any other documents provided for in this First Amendment to which the Trust is a Guarantor, and (ii) certifying as complete and correct as to attached copies of the Trust Agreement of the Trust;

(viii)       an Amended and Restated Term Loan Guaranty, duly executed by each of the existing Term Loan Guarantors in the form prescribed by Bank;

(ix)          an Amended and Restated Revolving Loan Guaranty, duly executed by each of the existing Revolving Loan Guarantors in the form prescribed by Bank;

(x)           an updated list of all Subsidiaries;

(xi)          an updated organization chart of the Borrower and all Subsidiaries, which organization chart shall include, inter alia, the state of incorporation of the Borrower and each Subsidiary; the principal place of business of the Borrower and each Subsidiary; the corporate headquarters of the Borrower and each Subsidiary; all d/b/a and/or f/k/a names of the Borrower and each Subsidiary; the name of the president of the Borrower and each Subsidiary; and the ownership of the Borrower and each Subsidiary;

(xii)         an Amended and Restated Stock Pledge Agreement, duly executed by each Subsidiary that is currently a party to the Stock Pledge Agreement;

(xiii)        a Stock Pledge Agreement, duly executed by each Subsidiary that is not a party to the Stock Pledge Agreement;

(xiv)        an Amended and Restated Security Agreement, duly executed by each Subsidiary that is currently a party to the Security Agreement;

(xv)         a Security Agreement, duly executed by each Subsidiary that is not a party to the Security Agreement;

(xvi)        duly executed Revolving Loan Guarantees by any Subsidiaries that are not currently Guarantors;

(xvii)       duly executed Control Agreements as requested by the Bank with respect to any Deposit Accounts or other bank accounts listed on Schedule 7.16 and Schedule 9.17;

(xviii)      duly executed Irrevocable Stock Powers of each Subsidiary that is a party to the Stock Pledge Agreement endorsed in blank;

(xix)        duly executed certificate of the Secretary or any Assistant Secretary of each Subsidiary (i) certifying as to the Resolutions of the Board of Directors of each Subsidiary authorizing the execution, delivery and performance of any Guarantees, the Stock Pledge Agreement, the Security Agreement and/or any other Loan Document(s) relating to this First Amendment, and (ii) certifying as complete and correct as to attached copies of the Articles of Incorporation and By-Laws of such Subsidiary or certifying that such Articles of Incorporation and By-Laws have not been amended (except as shown) since the previous delivery thereof to Bank;

(xx)         the updated and current personal financial statements and 2006 tax returns of Carter M. Fortune and John F. Fisbeck;

(xxi)        the updated and current financial statement and 2006 tax return of the Trust; and

(xxii)       duly executed Certificates of Good Standing or Certificates of Existence, as applicable, for the Borrower and each Subsidiary.

(b)           Receipt of at least Twenty Million Dollars and No Cents ($20,000,000.00) worth of unpledged and unencumbered shares of Eli Lilly & Company registered in the name of the Trust as more fully set forth in Section 10.3 of this First Amendment.

(c)           Borrower shall have delivered to Bank a fee for this First Amendment in the amount of Thirty-Seven Thousand Five Hundred Dollars and No Cents ($37,500.00).

(d)           Borrower shall have reimbursed Bank for all legal fees and other expenses incurred by Bank in connection with this First Amendment and the transactions contemplated hereby.

(e)           All legal matters incident to this First Amendment shall be reasonably satisfactory to Bank and its counsel.

[signature page follows]

Exhibit A
Borrowing Base Certificate

Borrowing Base Certificate
Fortune Industries, Inc.

For the Month Ending:

A. Accounts Receivable Contribution
Total Trade Accounts Receivable	$
less: A/R> 90 days past invoice date	$
less: bonded jobs	$
less: retainage	$
less: foreign A/R	$
less: all other Ineligible Accounts	$
equals: Eligible Accounts Receivable	$
AIR Advance Rate
NR Availability	$

B. Inventory Contribution
Total Onsite Inventory	$
less: WIP	$
less: slow / obsolete	$
less: any other Ineligible Inventory	$
equals: Eligible Onsite Inventory	$
Onsite Advance Rate
Onsite Inventory Availability	$

Total Offsite Inventory	$
less: any offsite Ineligible Inventory	$
equals: Eligible Offsite Inventory	$
Offsite Advance Rate
Offsite Inventory Availability	$

C. Fixed Assets Contribution
$3,500,000 as of 8/31/06	$
less: $500,000 at 11/30/06	$
less: $1,000,000 at 2/28/07	$
less: $1,500,000 at 5/31/07	$
less: $2,000,000 at 8/31/07	$
less: $2,500,000 at 11/30/07	$
less: $3,000,000 at 2/28/08	$
less:$3,500,000 at 5/31/08	$
equals: Fixed Asset Availability	$

D. Total Availability for Line of Credit	$
(A) AIR Availability	$
(B) Onsite Inventory Availability	$
( C ) Offsite Inventory Availability	$
(D) Fixed Asset Availability	$
Total Availability Under Line of Credit	$	Maximum Availability = $15,000,000
less: Outstandings as of 8/31/07	$
Net Availability Under Line	$	If <ZERO, line must be paid down

Certified By:	Name:
Title:
Sate:

Schedule 7.16 & 9.17

Subsidiary Name	Bank Account Name	Account Number	Primary Account	Fiduciary Account
Century II ASO, Inc.	Century H ASO, Inc.	Bank of America:	No	Yes
#
Century U Services, Inc.	Century II Services, Inc.	Bank of America:	No	Yes
#
Century II Staffing TN, Inc.	Century II Staffing TN,	Bank of America:	No	Yes
	Inc.	#
Century II Staffing USA, Inc.	Century II Staffing USA,	Bank of America:	No	Yes
	Inc.	#
Employer Solutions Group of	Employer Solution Group	Key Bank:	Yes	Yes
Idaho, Inc.		#
Employer Solutions Group of	ESG of SLC - Operating	Key Bank:	Yes	Yes
SLC, Inc.	Account ESG of SLC - Payroll	# Key Bank:	No	Yes
	ESG of SLC-CDA Maine	# Key Bank:	No	No
#
Employer Staffing Group,	Employer Solutions Group	Key Bank:	Yes	No
Inc.		#
ESG Achievement, Inc.	ESG Achievement, Inc.	Key Bank:	Yes	Yes
#
ESG Administration, Inc.	ESG Administration, Inc.	Key Bank:	Yes	Yes
#
ESG Assistance, Inc.	ESG Assistance, Inc.	Key Bank:	Yes	Yes
#
ESG Consulting, Inc.	ESG Consulting, Inc.	Key Bank:	Yes	Yes
#
ESG Direction, Inc.	ESG Direction, Inc.	Key Bank:	Yes	Yes
#
ESG Entities, Inc.	ESG Entities, Inc.	Key Bank:	Yes	Yes
#
ESG Fulfillment, Inc.	ESG Fulfillment, Inc.	Key Bank:	Yes	Yes
#
ESG Insurance, Inc. d/b/a	Aspen Cove/Neal Dastrup	Key Bank:	Yes	Yes
Aspen Cove Insurance, Inc.	Insurance - Operating Aspen Cove Insurance-	# Key Bank:	No	No
	Operating Aspen Cove Insurance-	# Key Bank:	No	No
	Payroll	#
ESG Management, Inc.	ESG Management, Inc.	Key Bank:	Yes	Yes
#
ESG Offerings, Inc.	ESG Offerings, Inc.	Key Bank:	Yes	Yes
#
ESG Services, Inc.	ESG Services, Inc.	Key Bank:	Yes	Yes
#
ESG Success, Inc.	ESG Success, Inc.	Key Bank:	Yes	Yes
#

Subsidiary Name	Bank Account Name	Account Number	Primary Account	Fiduciary Account
ESG Supervision, Inc.	ESG Supervision, Inc.	Key Bank: #	Yes	Yes
Fortune Staffing, Inc.	Fortune Staffing, Inc.	Bank of America, NA: #	No	Yes
Nor-Cote International Pte Ltd	Nor-Cote International Pte Ltd	Citibank Singapore Ltd: # #	Yes No	No No
Nor-Cote International, Inc.	Nor-Cote International, c.	National City Bank: # National City Bank: #	No No	No No
Nor-Cote International, Limited	Nor-Cote International, Limited	Barclays Bank: #	Yes	No
Precision Employee Management, L.L.C. d/b/a Checkmate Professional Employer	Precision Employee Management d/b/a Checkmate	Chase # Wells Fargo # Chase #	Yes Yes No	Yes Yes No
No Staff, Inc.	Pro Staff, Inc.	JP Morgan Chase: #	No	Yes
Professional Staff Management, Inc.	Professional Staff Management, Inc.	Bank of America, NA: # JP Morgan Chase: # JP Morgan Chase: # JP Morgan Chase: #	No No No No	Yes Yes Yes Yes
Professional Staff Management, Inc. II	Professional Staff Management, Inc. II	JP Morgan Chase: #	No	Yes
PSM Financial Services, LLC	PSM Financial Services, LLC	JP Morgan Chase: #	No	No
Sageland Flagging, Inc. d/b/a Employer Solutions Staffing Group, Inc.	Employer Solutions Staffing Group - General Account	Key Bank: #	Yes	Yes

EXECUTION COPY

IN WITNESS WHEREOF, Borrower and Bank have caused this First Amendment to be executed by their respective officers duly authorized as of the date first above written.

“Borrower”		“Bank”

FORTUNE INDUSTRIES, INC.		FIFTH THIRD BANK (FORMERLY KNOWN AS
FIFTHE THIRD BANK (CENTRAL INDIANA)
By:	/s/ John F. Fisbeck
		By:	/s/illegible
Its:	CEO
		Its	Vice President

"FIRST INDIANA"

FIRST INDIANA BANK, N.A., AND ITS
SUCCESSORS AND ASSIGNS, AS A PARTICIPANT
UNDER THAT CERTAIN PARTICIPATION

AGREEMENT MADE AS OT AUGUST 31, 2006

By:
Its:

[notary page follows]

EXECUTION COPY

STATE OF INDIANA	)
)	SS:
COUNTY OF MARION	)

Before, me, a Notary Public in and for said County                     State, personally appeared
  .                                           , by me known to be the                                           of FORTUNE INDUSTRIES, INC., who, after having been duly sworn, acknowledged the execution of the foregoing FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT for and on behalf of FORTUNE INDUSTRIES, INC.

Witness my hand and Notarial Seal this  day of September, 2007.

ROBIN SULLIVAN
Hendricks County	Notary Signature	/s/illegible
My Commission Expires :June 29, 2014

Notary, Printed	illegible